Exhibit 35.13

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2018 and ending on December 31, 2018 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC, a Florida limited liability company

By:	/s/ Job Warshaw
Job Warshaw President

Dated: February 19, 2019

1601 Washington Avenue ● Suite 700 ● Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 ● Fax: (305) 695-5601

Schedule I

MSBAM 2016-C30

Morgan Stanley Bank of America Merrill Lynch Trust 2016-C30, Commercial Mortgage Pass-Through Certificates, Series 2016-C30

(Briarwood Mall-CGCMT 2016-C3; Flagler Corporate Center, West LA Office-1950 Sawtelle Boulevard- CGCMT 2016-P5)

Fitch Ratings Inc.

33 Whitehall Street

Attention: Commercial Mortgaged Surveillance

New York NY 10004

General Contact

Kroll Bond Rating Agency, Inc.,

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investors Service, Inc.

7 World Trade Center

250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group

New York NY 10007

General Contact

Morgan Stanley Capital I Inc.

1221 Avenue of the Americas

New York NY 10020

James Y. Lee

Morgan Stanley Capital I Inc.

1585 Broadway

New York NY 10036

Jane Lam

Park Bridge Lender Services LLC

600 Third Avenue, 40th Floor

Att: {Pool Name}

New York NY 10016

Group

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wilmington Trust, National Association

1100 North Market Street

Wilimington DE 19890

Dorri Costello

Wilmington Trust, National Association

1100 North Market Street

Wilmington DE 19890

Group

Citigroup commercial Mortgage Securities Inc.

388 Greenwich Street, 11th Floor

New York NY 10013